Exhibit 10.1

DTS, INC.

2003 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

(FORM OF MARKET STOCK UNITS)

NOTICE OF GRANT

[FIRST NAME, MIDDLE NAME, LAST NAME]

You (“Grantee”) have been granted an Award of Restricted Stock Units under the Company’s 2003 Stock Plan (the “Plan”) which will vest, if at all, based on market based performance metrics. The date of this Restricted Stock Unit Agreement, which includes both this Notice of Grant and the attached Appendix A (collectively, the “Agreement”) is the Grant Date set forth below. Subject to the provisions this Agreement and the Plan, which is incorporated herein in its entirety, the principal features of this Award are as follows:

Grant Date:	[ ] (the “Grant Date”)

Baseline Number of Restricted Stock Units:	[ ] (the “Baseline Number of Restricted Stock Units”)

Maximum Number of Restricted Stock Units:	[ ] (the “Maximum Number of Restricted Stock Units”)

Performance Period:	[ ] through [ ] (subject to Section 4 of Appendix A) (the “Performance Period”).

Performance Matrix:

The number of Restricted Stock Units in which you may vest will depend upon the Company’s Stock Price Performance as compared to the XCMP Performance for the Performance Period and will be determined in accordance with the rules set forth in Appendix A. In addition, the vesting, if any, of the Restricted stock Units will also depend on your continued service as set forth in Section 3 of Appendix A and, following a Fundamental Transaction, the provisions of Section 4 of Appendix A.

Vesting Threshold:

Restricted Stock Units will not vest in accordance with the Performance Matrix and Section 1 of Appendix A unless the Company first achieves the Minimum Company Performance Level defined in Section 1(d) of Appendix A (the “Vesting Threshold”).

By their signatures below or by electronic or authentication in a form authorized by the Company, the Company and Grantee agree that the Award is governed by all of the terms and conditions of this Notice of Grant, Appendix A and the Plan.  The Grantee represents that the Grantee has read and is familiar with the provisions of the Plan, this Notice of Grant and Appendix A, and hereby accepts the Award subject to all of their terms and conditions.

PLEASE BE SURE TO READ ALL OF APPENDIX A AND THE PLAN, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

DTS, INC.	GRANTEE

Signature	Signature

Print Name	Print Name

Title

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

(MARKET STOCK UNITS)

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

1.                                                      Grant.

(a)                                  The Company hereby grants to the Grantee under the Plan an Award of the Baseline Number of Restricted Stock Units set forth on the Notice of Grant, subject to adjustment for performance requirements in accordance with the Notice of Grant and this Appendix A and all of the terms and conditions in this Agreement and the Plan. For each Restricted Stock Unit that vests, the Grantee will be entitled to receive one (1) Share (subject to automatic adjustment for stock splits, combinations and other adjustments contemplated in Section 10.2 of the Plan).

(b)                                 The number of Restricted Stock Units in which the Grantee vests will depend upon whether (i) the Company achieves the Vesting Threshold, which is the Company’s Minimum Company Performance as determined below; and (ii) upon the Company’s Stock Price Performance as compared to the XCMP Performance for the Performance Period.

(c)                                  The Company’s Stock Price Performance as compared to the XCMP Performance, and the calculation of the number of vested Restricted Stock Units, will be determined following the end of the Performance Period as follows:

(i)                                     Performance Calculation.

A.                                   The “Company’s Stock Price Performance” means the percentage increase or decrease in the average closing price per share of the Company’s Common Stock for (I) the last fifty (50) market trading days in the Performance Period, over (II) the fifty (50) market trading day period beginning twenty five (25) market trading days prior to the commencement of the Performance Period and ending twenty five (25) market trading days after the commencement of the Performance Period.  The Company’s share price shall also be adjusted to reflect the reinvestment of any dividends issued by the Company during the Performance Period (which are assumed to be reinvested as of the applicable ex-dividend date), as well as other adjustments contemplated by Section 10.2 of the Plan.

B.                                     The “XCMP Performance” means the percentage increase or decrease in the NASDAQ Composite Total Return Index (“XCMP”) (or any successor index) for (I) the last fifty (50) market trading days in the Performance Period, over (II) the fifty (50) market trading day period beginning twenty five (25) market trading days prior to the commencement of the Performance Period and ending twenty five (25) market trading days after the commencement of the Performance Period.

C.                                     The Company’s Stock Price Performance will be compared against the XCMP’s Performance (each expressed as a growth rate percentage as of the beginning of the Performance Period) to result in the growth rate difference (the “Growth Rate Delta”) equal to the Company’s Stock Price Performance minus the XCMP’s Performance.

(ii)                                                      Vested RSU Calculation.

A.                                   If the Vesting Threshold is satisfied and the Growth Rate Delta is equal to twenty percent (20%), the number of Restricted Stock Units that will vest (the “Calculated RSUs”) will equal the Baseline Number of Restricted Stock Units.

B.                                     If the Vesting Threshold is satisfied and the Growth Rate Delta is less than twenty percent (20%), the number of Restricted Stock Units that will vest and become Calculated RSUs will be equal to the Baseline Number of Restricted Stock Units reduced on a 5:1 basis for the first five points that the Growth Rate Delta is below twenty percent (20%) and on a 15:1 basis for the next five points that the Growth Rate Delta is below fifteen percent (15%); such that if the Growth Rate Delta is ten percent (10%) or less, the Calculated RSUs will be zero.

C.                                     If the Vesting Threshold is satisfied and the Growth Rate Delta is greater than twenty percent (20%), the number of Restricted Stock Units that will vest and become Calculated RSUs will be equal to the Baseline Number of Restricted Stock Units increased on a 2.5:1 basis for each point that the Growth Rate Delta is above twenty percent (20%); provided that the Maximum Number of Restricted Stock Units that may become Calculated RSUs shall equal two hundred percent (200%) of the Baseline Number of Restricted Stock Units as reflected on the Notice of Grant.

D.                                    In all cases, if the Vesting Threshold is not satisfied, the number of Restricted Stock Units that vest shall be zero, regardless of whether the Growth Rate Delta goals are achieved.

(iii)                                                   Examples (for illustration purposes only).  All of these examples assume the Vesting Threshold is satisfied.

A.                                   Example #1: If the Growth Rate Delta was 20%, then [            ] number of Restricted Stock Units would be Calculated RSUs.

B.                                     Example #2: If the Growth Rate Delta was 15%, then [            ] number of Restricted Stock Units would be Calculated RSUs.

C.                                     Example #3: If the Growth Rate Delta was 25%, then [            ] number of Restricted Stock Units would be Calculated RSUs.

(d)                                                     The Company’s “Minimum Company Performance” shall mean that the Company has achieved a total shareholder return equal to the greater of (i) fifteen percent (15%) adjusted for inflation (using the Consumer Price Index for all Urban Consumers as reported for “All Items less Food and Energy” for the region where the Company’s headquarters are located, as determined by the Bureau of Labor Statistics, United States Department of Labor (or any successor index thereto for the same or similar areas)); and (ii) twenty percent (20%).

2.                                  Company’s Obligation to Settle Vested Restricted Stock Units.  Each Restricted Stock Unit has a value equal to the Fair Market Value of a Share on the date that the Restricted Stock Unit is granted. Unless and until the Restricted Stock Units have vested and become Calculated RSUs, the Grantee will have no right to payment of such Restricted Stock Units. Prior to actual payment of Shares upon the vesting of any Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation. Settlement of any vested Restricted Stock Units shall be made in whole Shares only and any fractional Shares will be forfeited at the time of settlement.  Settlement shall occur in accordance with the provisions set forth in Section 6, below.  The Grantee is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Restricted Stock Units or Shares issued upon settlement of the Restricted Stock Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or an Affiliate.  Notwithstanding the foregoing, if required by applicable state corporate law, the Grantee shall furnish consideration in the form of cash or past services rendered having a value not less than the par value of the Shares issued upon settlement of the Restricted Stock Units.

3.                                  Service Requirement for Vesting of Restricted Stock Units.  Except as provided in Sections 4 and 5, the Restricted Stock Units awarded by this Agreement shall only vest and become Calculated RSUs in accordance with the provisions set forth in Section 1 if the Grantee is performing services for the Company (or an Affiliate) on the last day of the Performance Period.  Restricted Stock Units shall not vest in accordance with any of the provisions of this Agreement unless the Grantee shall have been continuously providing service to the Company or an Affiliate or other successor from the Grant Date through the dates the Restricted Stock Units would otherwise vest.

4.                                  Modifications as a Result of a Fundamental Transaction.  In the event of a Fundamental Transaction, the Performance Period shall be deemed to end upon the closing of the Fundamental Transaction for purposes of determining the Company’s Stock Price Performance and the XCMP’s Performance.  The Number of Restricted Stock Units that are Calculated RSUs will be determined in accordance with the Performance Matrix and Section 1 of this Appendix A, except that the Company’s Stock Price Performance shall be calculated based on the Fair Market Value of a Share on the date the Fundamental Transaction is consummated. The Grantee shall vest in the number of Calculated RSUs determined based on the pro-rata portion of the Calculated RSU determined based on the number of whole months of the Performance Period completed as of the consummation of the Fundamental Transaction.  The remainder of the Calculated RSUs will not be treated as vested, but instead will be subject to continued vesting over the remainder of the Performance Period, with these Calculated RSUs becoming vested ratably on the first day of each month until the end of the Performance Period.  If the Grantee terminates his or her service prior to the end of the Performance Period, unless the following sentence applies, any unvested Calculated RSUs will be forfeited.  Unless the Grantee is subject to another binding agreement that provides for the accelerated vesting of these Awards following a Fundamental Transaction, if following a Fundamental Transaction, the Grantee’s service is terminated by the Company (or its successor) without Cause, or the Grantee terminates his or her service for Good Reason, the vesting of any unvested Calculated RSUs shall be accelerated in full.

For this purpose, “Cause” shall be defined as (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the Grantee with respect to Grantee’s obligations or otherwise relating to the business of the Company (or its successor); (b) any acts or conduct by Grantee that are materially adverse to Company’s (or its successor’s) interests; (c) Grantee’s material breach of any applicable employment agreement; (d) Grantee’s breach of any applicable proprietary information and inventions agreement; (e) Grantee’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise negatively impacts Grantee’s ability to effectively perform Grantee’s duties; (f) Grantee’s willful neglect of his or her duties as determined in the sole and exclusive discretion of the Administrator; (g) Grantee’s inability to perform the essential functions of Grantee’s position, with or without reasonable accommodation, due to a mental or physical disability; or (g) Grantee’s death.  In the event of termination based on (b), (c) or (f), Grantee will have fifteen (15) days from receipt to cure the issue, if curable.  No act or failure to act will be considered “willful” for purposes of this Agreement unless done or failed to be done by Executive intentionally and in bad faith.

For this purpose, “Good Reason” means the occurrence of any of the following events or conditions, without the Grantee’s express written consent (which consent may be denied, withheld or delayed for any reason): (a) a material reduction in Grantee’s duties, authority or responsibilities as in effect immediately prior to the consummation of the Fundamental Transaction; (b) a material diminution in the authority, duties or responsibilities of the supervisor to whom Grantee is required to report, including a requirement that Grantee report to a corporate officer or employee instead of directly to the Company’s (or its successor’s) board of directors; (c) a material diminution in the budget over which Grantee retains authority; (d) a material reduction in the Grantee’s annual base salary or annual bonus opportunity as in effect as of the date hereof or as the same may be increased from time to time; (e) the relocation of the Grantee’s principal place of employment to a location more than 30 miles from the Grantee’s principal place of employment immediately prior to his termination or a requirement that Grantee be based anywhere other than the principal place of employment (or permitted relocation thereof) except for required travel on the Company’s (or its successor’s) business to an extent substantially consistent with the Grantee’s present travel obligations; (f) any action or inaction that constitutes a material breach by the Company (or its successor) of any agreement between the Company and Grantee or any material breach of a policy relating to benefits to which Grantee is entitled; or (g) any material reduction in the value of any of the benefits provided to Grantee as of the date hereof or as increased from time to time.  In order for a termination to qualify as a “Good Reason” termination, the Grantee must provide notice of the condition giving rise to “Good Reason” within ninety (90) days of the initial existence of such condition and the Company (or its successor) shall have thirty (30) days following such notice to remedy such condition.

5.                                  Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units at any time, subject to the terms of the Plan.   If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If the Administrator, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the settlement of such accelerated Restricted Stock Units shall be made in accordance with Section 6.

6.                                  Settlement after Vesting.

(a)                                              General Rule.  Any Restricted Stock Units that vest in accordance with this Agreement will be settled to the Grantee (or in the event of the Grantee’s death, to his or her estate) as soon as practicable following the applicable vesting date, but no later than sixty (60) days following such date.

(b)                                             Section 409A Compliance.  This Section 6(b) shall only apply if the Restricted Stock Units subject to this Agreement are treated as “deferred compensation” subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable guidance promulgated thereunder (collectively, “Section 409A”).  The Company intends that Restricted Stock Units provided to Grantee pursuant to this Agreement will not be subject to taxation under Section 409A.  Accordingly, the provisions of this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A.  If the vesting of Restricted Stock Units subject to this Section 6(b) are accelerated pursuant to Section 5, then, to the extent necessary to comply with the requirements of Section 409A, such Restricted Stock Units shall be settled at the same time they would have been settled, but for the accelerated vesting.  If the provisions of Section 4, relating to the modification of vesting rules following a Fundamental Transaction, are triggered, and the Fundamental Transaction does not constitute a “change in the ownership or effective control” of the Company or a change in the “ownership of a substantial portion of the assets” of the Company (both as defined by Section 409A), then the Restricted Stock Units subject to this Section 6(b) which vest shall, to the extent necessary to comply with 409A, be settled at the same time they would have been settled, but for the accelerated vesting resulting from the Fundamental Transaction.  To the extent any vested Restricted Stock Units subject to this Section 6(b) are payable as a result of the termination of the Grantee’s Service, such payment shall only be made if the termination also constitutes a “separation from service” (as defined by Section 409A).  If a Restricted Stock Unit subject to this Section 6(b)  is payable as a result of the Grantee’s separation from service, then such payment shall be delayed for a period of six (6) months and one (1) day following the date of such separation to the extent required by Section 409A.

7.                                  Forfeiture. Except as set forth in Sections 4 or 5, Restricted Stock Units that have not vested pursuant to Sections 1 and 3 at the time of the termination of the Grantee’s relationship with the Company and its Affiliates for any or no reason will be forfeited.

8.                                  Withholding of Taxes.

(a)                                              General.  At the time the Notice of Grant is executed, or at any time thereafter as requested by the Company, the Grantee hereby authorizes withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company and its Affiliates, if any, which arise in connection with the Award, the vesting of Restricted Stock Units or the issuance of Shares in settlement thereof.  The Company shall have no obligation to deliver shares of Stock until such tax withholding obligations of the Company have been satisfied by the Grantee.

(b)                                             Assignment of Sale Proceeds; Payment of Tax Withholding by Check.  Subject to compliance with applicable law and the Company’s insider trading policy, the Company may permit the Grantee to satisfy the tax withholding obligations in accordance with procedures established by the Company providing for either (i) delivery by the Grantee to the Company or a broker approved by the Grantee of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Restricted Stock Units, or (ii) payment by check.

(c)                                              Withholding in Shares.  The Company may require the Grantee to satisfy all or any portion of the Company’s or Affiliate’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Grantee in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

(d)                                             Default Withholding Provision.  Except as otherwise provided by the Company, if the Grantee does not deliver to the Company at least five (5) days prior to a vesting date a written notice of Grantee’s election to satisfy by cash, check, or other manner agreeable to the Company, all federal, state, local or foreign tax withholding obligations related to such Shares, Grantee and the Company agree that the Company shall retain that number of the Shares, based on the Fair Market Value of the Company’s common stock on the settlement date, with an aggregate value equal to the amount of all federal, state, local or foreign tax withholding obligations that Grantee, the Company, or an Affiliate would incur as a result of the settlement of such Shares.

9.                                  Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.                            No Effect on Employment. Subject to any employment contract with the Grantee, the terms of such employment will be determined from time to time by the Company, or the Affiliate employing the Grantee, as the case may be, and the Company, or the Affiliate employing the Grantee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting provisions set forth in this Agreement do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company or the Affiliate employing the Grantee, as the case may be, shall not be deemed a termination of the Grantee’s relationship with the Company or its Affiliate for the purposes of this Agreement.

11.                            Grant is Not Transferable. Prior to the issuance of Shares upon the settlement of the Restricted Stock Unit, neither this Award nor any Restricted Stock Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Grantee or the Grantee’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

12.                            Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.                            Binding Agreement. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Grantee and the Grantee’s heirs, executors, administrators, successors and assigns.

14.                            Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

15.                            Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.                            Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.                            Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18.                        Modifications to the Agreement,  This Agreement and the Plan, together with any employment, service or other agreement between the Grantee and the Company or an Affiliate referring to the Award, shall constitute the entire understanding and agreement of the Grantee and the Company or an Affiliate with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company or an Affiliate with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this Award.

19.                            Applicable Law. This Award shall be governed by the laws of the State of California, without regard to principles of conflict of laws; as such laws are applied to agreements entered into and to be performed within the State of California.

20                               Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Grantee by the Company or any Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice of Grant or at such other address as such party may designate in writing from time to time to the other party.

(a)                                              Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice of Grant, Appendix A, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Grantee electronically.  In addition, the Grantee may deliver electronically the Notice of Grant to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)                                             Consent to Electronic Delivery. The Grantee acknowledges that the Grantee has read Section 20(a) of this Agreement and consents to the electronic delivery of the Plan documents and Notice of Grant, as described in Section 20(a).  The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing.  The Grantee further acknowledges that the Grantee, upon request to the Company, will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Grantee understands that the Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Grantee may revoke his or her consent to the electronic delivery of documents described in Section 20(a) or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Grantee understands that he or she is not required to consent to electronic delivery of documents described in Section 20(a).

21.                            Counterparts.  The Notice of Grant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.